UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 15, 2010

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Agreement

   On October 15, 2010, the Company's wholly-owned subsidiary Hub City Terminals, Inc. entered into an Equipment Purchase Contract with Quingdao Pacific Container Co., Ltd for the acquisition of 1,000 53' containers with an option to purchase up to 2,000 additional 53' containers. The Company expects the acquisition costs for the first 1,000 containers to be approximately $11 million. The Company expects to take delivery of the initial 1,000 containers starting in March 2011. If the Company exercises its option to purchase the additional 2,000 53' containers, the acquisition costs for the additional 2,000 containers would be approximately $22 million. The delivery of such 2,000 containers would begin in June 2011.

    The foregoing summary is qualified in its entirety by the reference to the Equipment Purchase Contract, which is attached hereto as Exhibit 10.1.

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 19, 2010, Hub Group, Inc. issued a press release announcing its third quarter 2010 operating results. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: October 20, 2010	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.

10.1    Equipment Purchase Contract, dated as of October 11, 2010 and entered into on October 15, 2010, by and between
                  Hub City Terminals, Inc. and Quingdao Pacific Container Co., Ltd.

99.1    Press release, issued on October 19, 2010, announcing third quarter 2010 operating results for Hub Group, Inc.